Exhibit 10.7

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
AND TRANSACTION DOCUMENTS

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), dated as of July [ _____], 2016, by and between INNOVUS PHARMACEUTICALS, INC., a Nevada corporation, with headquarters located at 9171 Towne Centre Drive, Suite 440, San Diego, CA 92122 (the “Company”), and [       ], a [       ] company, with its address [        ] (the “Buyer”).

WHEREAS:

A.
On [____] the Company entered into a securities purchase agreement (the “Purchase Agreement”) and issued a Convertible Promissory Note, Issuance Shares and Warrants to Buyers as more fully described in the Securities Purchase Agreement and Convertible Promissory Note and Common Stock Purchase Warrant (“Transaction Documents”). Capitalized terms are used herein and not defined shall have the meanings given to them in the Purchase Agreement and Transaction Documents.

B.
The Company and Buyer entered into a Registration Rights Agreement dated [___] (the “Registration Rights Agreement”) concerning the registration of the common shares and underlying shares described in the Securities Purchase Agreement.

C.	The Company and the Buyer desire to amend the Purchase Agreement, Convertible Note, Common Stock Purchase Warrant and the Registration Rights Agreement as set for herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

Securities Purchase Agreement:

1.	Section 2(g) has been amended to include the addition of the following three paragraphs:
“Notwithstanding the foregoing, certificates evidencing the Conversion Shares, Issuance Shares and Warrant Shares shall not contain any legend (including the legend set forth in this Section 2(g)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares, Issuance Shares or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares, Issuance Shares or Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Conversion Shares, Issuance Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares, Issuance Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares, Issuance Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following the effective date of a registration statement or at such time as such legend is no longer required under this Section 2(g) it will, no later than three Trading Days following the delivery by a Buyer to the Company or the Transfer Agent of a certificate representing Conversion Shares, Issuance Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 2.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Buyer by crediting the account of the Buyer’s prime broker with the Depository Trust Company System as directed by such Buyer.

In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer in cash, (i) as partial  liquidated damages “Liquidated Damages” and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to this Section 2(g), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Buyer by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Buyer anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Buyer by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

Each Buyer, severally and not jointly with the other Buyers, agrees with the Company that such Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2 is predicated upon the Company’s reliance upon this understanding.”

2.	Section 4(d) has been revised and restated in its entirety, as follows:

“d. Right of Participation in Subsequent Offerings.

i.
From the date first written above until the later of (A) the 12-month anniversary of the date hereof and (B) the date the Note (including all principal, interest, fees and expenses related thereto) is fully repaid or converted, the Company will not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' debt, equity or equity equivalent securities, including without limitation any debt, preferred shares, options, warrants or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Offering”) or (ii) enter into any definitive agreement with regard to the foregoing, in each case unless the Company shall have first complied with this Section 4(d), except for any grants of stock, options to purchase stock, restricted stock units to its directors, officers, employees, consultants or its corporate collaborators or pursuant to any merger or acquisition event.

ii.
At least three (3) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Buyer.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, shall include a term sheet or similar document relating thereto as an attachment and offer to issue and sell to or exchange with the Buyer at least fifty percent (50%) of the Offered Securities (the “Subscription Amount”).

iii.
To accept an Offer, in whole or in part, the Buyer must deliver a written notice to the Company prior to the end of the 2nd Trading Day after the Buyer’s receipt of the Subsequent Financing Notice (the “Offer Period”), setting forth the portion of the Subscription Amount that the Buyer elects to purchase (the “Notice of Acceptance”).  The Company shall have one Trading Day from the expiration of the Offer Period to complete the Subsequent Offering and in connection therewith to issue and sell the Subscription Amount to the Buyer but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the Buyer or less favorable to the Company than those set forth in the Offer Notice.  Following such the first Trading Day following the Offer Period, the Company shall either (A) public announce the consummation of the Subsequent Offering or (B) notify the Buyer of the termination of the Subsequent Offering, and after such time the Buyer shall not be in possession of material, non-public information.

iv.
Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company shall be required to comply with the above procedures again as if the new terms were a new Subsequent Offering; provided that at least 5 Trading Days shall have elapsed between Offer Periods.

v.
If by the 3rd Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyer, such transaction shall be deemed to have been abandoned and the Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company.

vi.
The Company and the Buyer agree that if the Buyer elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Buyer.”

3.	Section 7 has been revised to include a new subsection 7(i) as follows:

“i.  The Company shall have delivered to the Buyer an opinion of counsel reasonably satisfactory to the Buyer.”

Convertible Promissory Note

4.	Section 1.4 has been revised to include a new subsection 1.4(g) as follows:
“(g) Liquidated Damages for Failure to Timely Deliver Conversion Shares Upon Conversion. If the Company fails to deliver, based on circumstances within its control and not as a result of the acts of third parties, to the Holder such Conversion Shares pursuant to Section 1.4(d) by the Deadline, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Deadline until such Conversion Shares are delivered or Holder rescinds such conversion.    Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Article III hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.”

5.	Section 1.4 has been revised to include a new subsection 1.4(h) as follows:
“(h) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails based on circumstances within its control and not as a result of the acts of third parties, to deliver to the Holder such Conversion Shares by the Deadline pursuant to Section 1.4(d) and if after such Deadline the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Deadline (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 1.4(d).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.”

Common Stock Purchase Warrant

6.	Section 7 have been revised to include a new subsection 7(a) as follows:
“Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided  payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise.  If the Company fails for any reason under their direct control to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.”

7.	Section 7 hae been revised to include a new subsection 7(b) as follows:

“In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 7(a) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.”

Registration Rights Agreement

8.	Section 2(d) has been replaced and restated as follows:
“Subject to the payment of liquidated damages payable pursuant to clause (e) below, in the event that the Commission does not permit the Company to register in any Registration Statement all of the Registrable Securities, the Company shall amend such Registration Statement to register such maximum portion as permitted by SEC Guidance, including such guidance pertaining to Rule 415 (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance that are not then registered on an effective Registration Statement).  Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced pro-rata among all other Holders, and unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by the Warrant Shares (applied, in the case that some Warrant Shares may already be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders), and second by Registrable Securities represented by the Issuance Shares (applied, in the case that some Common Stock may already be registered, to the Holders on a pro rata basis based on the total number of unregistered Issuance Shares held by such Holders) and third by Registrable Securities represented by the Conversion Shares (applied, in the case that some Common Stock may already be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders).”

9.	Section 2(e) has been replaced and restated as follows:
“If: (i) the initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the initial Registration Statement without affording the Holders the opportunity to review and comment on the portions relating to their securities ownership, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.”

All other terms of the Securities Purchase Agreement, Convertible Promissory Note, Common Stock Purchase Agreement and Registration Rights Agreement remain unchanged.

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute on and the same Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Securities Purchase Agreement as of the Date first set forth above.

INNOVUS PHARMACEUTICALS, INC.

By:
Name: Bassam Damaj, Ph.D.
Title: President & CEO

[      ]

By:

By:
Name:
Title: